UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1550 Coraopolis Heights Road
Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 262-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2011, Atlas Pipeline Partners, L.P. (“APL”) exercised the “accordion” option under its amended and restated credit agreement (the “Credit Agreement”), amended and restated as of December 22, 2010, with Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, as sole lead arranger, and the lenders party thereto, pursuant to which APL received additional commitments of $100.0 million to the $350.0 million senior secured revolving credit facility that matures in December 2015.

A copy of the Joinder Agreement is attached hereto as exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 11, 2011, APL issued a press release announcing the closing of the above-described transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Joinder Agreement
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC
its General Partner

Dated: July 11, 2011	/s/ Eric T. Kalamaras
	By:	Eric T. Kalamaras
	Title:	Chief Financial Officer